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Prf/corp/ImagicTV/aol/letter re observer
[ImagicTV Inc. Letterhead]


                                        September 29, 2000


America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166


Ladies and Gentlemen:

Re:  Registration Rights

     To the extent the current holders of ImagicTV Inc.'s securities are granted rights to register any of ImagicTV Inc.'s common shares under the Securities Act of 1933, as amended (the "Securities Act"), for the purposes of resale thereof, ImagicTV Inc. shall grant comparable registration rights in favor of the Purchased Common Shares; provided, however, that the foregoing shall not apply (i) to any registration relating to any stock option, purchase or other benefit plan or (ii) to the extent that the Purchased Common Shares may then be resold without registration under the Securities Act by reason of Rule 144(k) thereunder.

"Purchased Common Shares' shall have the same meaning as set out in a Subscription Agreement made between ImagicTV Inc. and America Online, Inc. on even date herewith.


                         Yours very truly,

                         ImagicTV Inc.

                         By: _____________________

                         Name:______________________

                         Title: _______________________

Agreed and accepted this 29th day of September, 2000.


                         America Online, Inc.


                         By: ________________________

                         Name: ______________________

                         Title:  ______________________